UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 28, 2013

Medical Action Industries Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-13251	11-2421849
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

500 Expressway Drive South
Brentwood, New York	11717
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:
(631) 231-4600

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 28, 2013, Medical Action Industries Inc. (the "Company") announced the appointment of Mr. Paul Chapman to the newly created position of President and Chief Operating Officer.  Mr. Chapman will also continue to serve on the Company's Board of Directors (the "Board").  Mr. Paul D. Meringolo, who formerly held dual positions as the Company’s President and Chief Executive Officer, will continue to serve as the Company’s Chief Executive Officer.

Mr. Chapman will be entitled to receive the following payments and benefits in his capacity as President and Chief Operating Officer: (i) a base salary at an annual rate of $408,000; (ii) a bonus of up to 65% of his base salary; (iii) an auto allowance; and (iv) participation in the benefit plans and programs of the Company that are generally applicable to employees or to senior executives.

As of the close of business on May 20, 2013, Mr. Chapman was also granted options to purchase 400,000 shares of the Company’s common stock in accordance with the Company’s 1994 Stock Incentive Plan for his work as the Company’s interim Chief Operating Officer and future work in the newly created position of President and Chief Operating Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MEDICAL ACTION INDUSTRIES INC.

By:	/s/ John Sheffield
John Sheffield
Executive Vice President and
Chief Financial Officer

Dated:    May 28, 2013